EXHIBIT 99.3
Emergent BioSolutions Inc. and Subsidiaries
Unaudited Prof Forma Condensed Consolidated Financial Statements

On August 1, 2016, Emergent BioSolutions Inc. ("Emergent" or the "company") completed the previously announced distribution of 100% of the outstanding common stock of Aptevo Therapeutics Inc. ("Aptevo") to Emergent's shareholders (the "Distribution").

The following unaudited pro forma condensed consolidated statements of earnings of Baxter for the three months ended March 31, 2016 and for each of the years ended December 31, 2015, 2014, and 2013 are presented as if the Distribution had occurred on January 1, 2013. The following unaudited pro forma condensed consolidated balance sheet of Emergent as of March 31, 2016 is presented as if the Distribution and related events had occurred on March 31, 2016.

The statements have been derived from historical financial statements prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Emergent's financial position and results of operations actually would have been had the Distribution and related events occurred on the dates indicated, or to project Emergent's financial performance for any future period. Specifically, the statements do not include adjustments related to special items, the effects of transition services arrangements between Emergent and Aptevo or the impact of any future action Emergent may take to align its cost structure with the remaining Emergent business. Beginning in the third quarter of 2016, Aptevo's historical financial results for periods prior to the Distribution will be reflected in Emergent's consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated GAAP financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Emergent's Form 10-K for the years ended December 31, 2015, 2014, and 2013 and (ii) the unaudited condensed consolidated GAAP financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Emergent's Form 10-Q for the three months ended March 31, 2016.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
Period ended March 31, 2016
(in thousands, except for per share data)

						Emergent
		Aptevo	Other			Continuing
	Historical (A)	Separation (B)	Adjustments	Notes		Pro Forma
Revenues:
Product sales	$71,706	$(7,948)		$		$63,758
Contract manufacturing	7,587	-	3,444		C	11,031
Contracts, grants and collaborations	31,709	(85)	-			31,624
Total revenues	111,002	(8,033)	3,444			106,413

Operating expense:
Cost of product sales and contract manufacturing	28,503	(4,504)	2,841		C	26,840
Research and development	34,154	(8,033)	-			26,121
Selling, general and administrative	39,784	(5,292)	-			34,492
Income from operations	8,561	9,796	603			18,960

Other income (expense):
Interest income	186	-	-			186
Interest expense	(1,524)	-	-			(1,524)
Other income (expense), net	116	(81)	-			35
Total other income (expense), net	(1,222)	(81)	-			(1,303)

Income before provision for income taxes	7,339	9,715	603			17,657
Provision for income taxes	3,348	2,800	174		D	6,322
Net income	$3,991	$6,915	$429			$11,335

Net Income per share - basic	$0.10					$0.29
Net Income per share - dilutive	$0.10					$0.23

Weighted average number of shares-basic	39,543					39,543
Weighted average number of shares-dilutive	48,360					48,360

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
Year ended December 31, 2015
(in thousands, except for per share data)

						Emergent
		Aptevo	Other			Continuing
	Historical (A)	Separation (B)	Adjustments	Notes		Pro Forma
Revenues:
Product sales	$356,916	$(27,947)	$-			$328,969
Contract manufacturing	42,968	-	14,845		C	57,813
Contracts, grants and collaborations	122,905	(5,511)	-			117,394
Total revenues	522,789	(33,458)	14,845			504,176

Operating expense:
Cost of product sales and contract manufacturing	124,295	(16,809)	12,247		C	119,733
Research and development	153,997	(34,811)	-			119,186
Selling, general and administrative	148,458	(23,816)	-			124,642
Income from operations	96,039	41,978	2,598			140,615

Other income (expense):
Interest income	572	-	-			572
Interest expense	(6,523)	-	-			(6,523)
Other income (expense), net	(319)	472	-			153
Total other income (expense), net	(6,270)	472	-			(5,798)

Income before provision for income taxes	89,769	42,450	2,598			134,817
Provision for income taxes	26,899	12,718	778		D	40,395
Net income	$62,870	$29,732	$1,820			$94,422

Net Income per share - basic	$1.63					$2.45
Net Income per share - dilutive	$1.41					$2.00

Weighted average number of shares-basic	38,595					38,595
Weighted average number of shares-dilutive	47,256					47,256

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
Year ended December 31, 2014
(in thousands, except for per share data)

						Emergent
		Aptevo	Other			Continuing
	Historical (A)	Separation (B)	Adjustments	Notes		Pro Forma
Revenues:
Product sales	$311,881	$(30,036)	$-			$281,845
Contract manufacturing	30,944	-	12,612		C	43,556
Contracts, grants and collaborations	107,313	(15,772)	-			91,541
Total revenues	450,138	(45,808)	12,612			416,942

Operating expense:
Cost of product sales and contract manufacturing	118,412	(16,449)	10,405		C	112,368
Research and development	150,829	(46,204)	-			104,625
Selling, general and administrative	122,841	(14,260)	-			108,581
Income from operations	58,056	31,105	2,207			91,368

Other income (expense):
Interest income	320	-	-			320
Interest expense	(8,240)	-	-			(8,240)
Other income (expense), net	2,926	-	-			2,926
Total other income (expense), net	(4,994)					(4,994)

Income before provision for income taxes	53,062	31,105	2,207			86,374
Provision for income taxes	16,321	9,568	679		D	26,568
Net income	$36,741	$21,537	$1,528			$59,806

Net Income per share - basic	$0.98					$1.60
Net Income per share - dilutive	$0.88					$1.31

Weighted average number of shares-basic	37,345					37,345
Weighted average number of shares-dilutive	45,803					45,803

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
Year ended December 31, 2013
(in thousands, except for per share data)

			Emergent
		Aptevo	Continuing
	Historical (A)	Separation (B)	Pro Forma
Revenues:
Product sales	$257,922	$-	$257,922
Contract manufacturing	-	-	-
Contracts, grants and collaborations	54,823	(170)	54,653
Total revenues	312,745	(170)	312,575

Operating expense:
Cost of product sales and contract manufacturing	62,127	-	62,127
Research and development	119,933	(38,049)	81,884
Selling, general and administrative	87,883	(1,039)	86,844
Income from operations	42,802	38,918	81,720

Other income (expense):
Interest income	139	-	139
Interest expense	-	-	-
Other income (expense), net	426	(18)	408
Total other income (expense), net	565	(18)	547

Income before provision for income taxes	43,367	38,900	82,267
Provision for income taxes	13,108	11,526	24,634
Net Income	30,259	27,374	57,633
Net loss attributable to noncontrolling interest	876	-	876
Net income attributable to Emergent BioSolutions Inc.	$31,135	$27,374	$58,509

Net Income per share - basic	$0.86		$1.62
Net Income per share - dilutive	$0.85		$1.59

Weighted average number of shares-basic	36,201		36,201
Weighted average number of shares-dilutive	36,748		36,748
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2016
(in thousands, except per share data)
							Emergent
		Aptevo	Other				Continuing
	Historical (A)	Seperation (E)	Adjustments	Notes			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$341,016	$(3,072)	$(41,928)			F	$296,016
Accounts receivable, net	69,560	(3,458)					66,102
Inventories	88,200	(20,035)	5,287			G	73,452
Taxes receivable	3,771	-					3,771
Prepaid expenses and other current assets	25,613	(5,383)					20,230
Total current assets	528,160	(31,948)	(36,641)		-		459,571

Property, plant and equipment, net	342,083	(4,508)					337,575
In-process research and development	42,501	(41,800)					701
Intangible assets, net	55,010	(16,096)					38,914
Goodwill	54,902	(13,902)					41,000
Deferred tax assets, long-term portion, net	11,124	-	-		-		11,124
Other assets	2,117	-	-		-		2,117

Total assets	$1,035,897	$(108,254)	$(36,641)		-		$891,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,611	$(9,671)		$			$35,940
Accrued expenses and other current liabilities	4,187	(10)					4,177
Accrued compensation	26,528	(1,727)					24,801
Contingent consideration	2,580	(371)					2,209
Provisions for chargebacks	1,960	(1,960)					-
Promissory note	-	-	20,000			H	20,000
Deferred revenue, current portion	9,589	(2,118)					7,471
Total current liabilities	90,455	(15,857)	20,000		-		94,598

Deferred revenue, net of current portion	23,114	(3,468)					19,646
Long-term indebtedness	247,192	-					247,192
Deferred income taxes	6,817	-					6,817
Other liabilities	1,337	(79)					1,258
Total liabilities	368,915	(19,404)	20,000		-		369,511

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-					-
Common stock	40	-					40
Treasury stock	(6,420)	-					(6,420)
Additional paid-in capital	322,384	(88,850)	(56,641)			I	176,893
Accumulated other comprehensive loss	(4,152)	-					(4,152)
Retained earnings	355,130	-					355,130
Total stockholders' equity	666,982	(88,850)	(56,641)		-		521,491
Total liabilities and stockholders' equity	$1,035,897	$(108,254)	$(36,641)		-		$891,002

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2015
(in thousands, except per share data)
							Emergent
		Aptevo	Other				Continuing
	Historical	Seperation	Adjustments	Notes			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$312,795	$(4,492)	$(40,508)			F	$267,795
Accounts receivable, net	120,767	(6,431)					114,336
Inventories	76,936	(19,707)	5,741			G	62,970
Taxes receivable	6,573	-					6,573
Prepaid expenses and other current assets	20,339	(2,310)					18,029
Total current assets	537,410	(32,940)	(34,767)		-		469,703

Property, plant and equipment, net	331,856	(4,046)					327,810
In-process research and development	42,501	(41,800)					701
Intangible assets, net	57,375	(16,617)					40,758
Goodwill	54,902	(13,902)					41,000
Deferred tax assets, long-term portion, net	11,286	-			-		11,286
Other assets	2,154	-			-		2,154

Total assets	$1,037,484	$(109,305)	$(34,767)		-		$893,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,966	$(7,576)		$			$38,390
Accrued expenses and other current liabilities	6,229	(22)					6,207
Accrued compensation	34,683	(2,684)					31,999
Contingent consideration	2,553	(444)					2,109
Provisions for chargebacks	2,238	(2,238)					-
Promissory note	-	-	20,000			H	20,000
Deferred revenue, current portion	7,942	(3,964)					3,978
Total current liabilities	99,611	(16,928)	20,000		-		102,683

Deferred revenue, net of current portion	23,046	(3,163)					19,883
Long-term indebtedness	246,892	-					246,892
Deferred income taxes	6,590	-					6,590
Other liabilities	1,328	(71)					1,257
Total liabilities	377,467	(20,162)	20,000		-		377,305

Commitments and contingencies

Stockholders' equity:
Preferred stock	-						-
Common stock	40						40
Treasury stock	(6,420)						(6,420)
Additional paid-in capital	317,971	(89,143)	(54,767)			I	174,061
Accumulated other comprehensive loss	(2,713)						(2,713)
Retained earnings	351,139						351,139
Total stockholders' equity	660,017	(89,143)	(54,767)		-		516,107
Total liabilities and stockholders' equity	$1,037,484	$(109,305)	$(34,767)		-		$893,412

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Emergent BioSolutions Inc. and Subsidiaries
Notes to the Pro Forma Condensed Consolidated Financial Statements

(A) Reflects Emergent's historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

(B) Reflects the revenues and expenses directly associated with the results of operations of Aptevo and was derived from the annual and interim combined GAAP financial statements included in Aptevo's Registration Statement on Form 10 (File No. 001-37746) (the "Form 10"), adjusted to exclude previously allocated corporate overhead costs.

(C) Reflects the estimated revenue received and expenses incurred by Emergent under the Manufacturing Services Agreement executed between Emergent and Aptevo at distribution.

(D) Reflects the tax effect of (C). The tax rates were based off Emergent's estimated effective tax rate of 28.8% for the three months ended March 31, 2016 along with the annual effective tax rates of 30.0%, 30.8% and 29.6% for the years ended December 31, 2015, 2014 and 2013, respectively.

(E) Reflects the assets and liabilities of Aptevo and was derived from the unaudited combined GAAP balance sheet included in the Form 10, adjusted for certain assets and liabilities to give effect to the Distribution.

(F) Reflects the effect of the $45 million cash contribution from Emergent to Aptevo upon separation.

(G) Reflects raw materials and work-in-process inventory balances for Aptevo products remaining with Emergent. Emergent is expected to manufacture certain of the Aptevo commercial products and sell the finished products to Aptevo. Finished goods inventory on Aptevo's balance sheet will remain with Aptevo.

(H) Reflects the planned capital contribution via issuance of a non-negotiable, unsecured promissory note of $20 million upon separation. This promissory note from Emergent is payable to Aptevo within six to 12 months following the separation date.

(I) Reflects the net effect of (F), (G) and (H).